CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 2, 2002, accompanying the financial statements of Neighbors Bancshares, Inc. contained in the Registration Statement on Form SB-2 and prospectus. We consent to the use of the aforementioned report in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts".




                                   /S/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
November 12, 2002